Agreement No: GEE23-023 Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. TOOLING AND EQUIPMENT USER RIGHT AGREEMENT Polestar Automotive China Distribution Co., Ltd and Ningbo Hangzhou Bay Geely Automotive Parts Co., Ltd. Regarding use of Tooling and Equipment

Agreement No: GEE23-023 TABLE OF CONTENTS 1. DEFINITIONS ......................................................................................................................... 1 2. AGREEMENT ......................................................................................................................... 3 3. RIGHT TO USE TOOLING AND EQUIPMENT .................................................................. 3 4. FEE AND PAYMENT TERMS .............................................................................................. 4 5. WARRANTIES ....................................................................................................................... 5 6. INTELLECTUAL PROPERTY .............................................................................................. 5 7. LIMITATION OF LIABILITY ............................................................................................... 6 8. GOVERNANCE AND CHANGE MANAGEMENT ............................................................. 6 9. CONFIDENTIALITY .............................................................................................................. 7 10. TERM AND TERMINATION ................................................................................................ 8 11. MISCELLANEOUS ................................................................................................................ 8 12. GOVERNING LAW .............................................................................................................. 11 13. DISPUTE RESOLUTION ..................................................................................................... 11 LIST OF APPENDICES A. Tooling and equipment Specification

Agreement No.: GEE23-023 1(13) This TOOLING AND EQUIPMENT USER RIGHT AGREEMENT is made between: (1) Polestar Automotive China Distribution Co., Ltd., Reg. No. 91510112MA6D05KT88, a limited liability company incorporated under the laws of People's Republic of China (“Owner”); (2) Ningbo Hangzhou Bay Geely Automotive Parts Co., Ltd., Reg. No. 91330201MA2CHD0427, a limited liability company incorporated under the laws of People's Republic of China (“User”); Each of the Owner and the User is hereinafter referred to as a “Party” and, jointly, as the “Parties”. BACKGROUND A. The Parties and other relevant parties have entered into two Manufacturing and Vehicle Supply Agreements dated July 24, 2023 (the “Manufacturing Agreements” or “VSA”), under which the User will manufacture the [***] vehicle for Owner and Owner’s Affiliate. The manufacturing of the[***]vehicle requires certain tooling and equipment, including the tooling and equipment that is further described in Appendix A, Tooling and Equipment Specification. B. Polestar Automotive China Distribution Co., Ltd. and Ningbo Hangzhou Bay Geely Automotive Parts Co., Ltd. have entered into the Tooling and Equipment Agreement on January 27, 2022 (agreement no.: GEE21-013). C. Polestar Automotive China Distribution Co., Ltd., and Ningbo Geely Automobile Research & Development Co., Ltd. have entered into the Unique Vendor Tooling Agreement on December 23, 2021 (agreement no.: GEE21-016). D. Pursuant to the Manufacturing Agreements, the Owner is the exclusive owner of the relevant Tooling and Equipment (as defined in Section 1 below) and the User wishes to have such Tooling and Equipment used in the production of the [***]vehicle. For efficiency reasons, the Parties have now agreed that User shall be entitled to use the Tooling and Equipment and that the User accordingly shall pay the Owner for its right to use the Tooling and Equipment. E. In the light of the foregoing, the Parties have executed this Agreement (as defined in Section 1 below). 1. DEFINITIONS For the purpose of this Agreement, the following terms shall have the meanings assigned to them below. Capitalised terms in this Agreement are defined in the way described below. All capitalised terms in singular in the list of definitions shall have the same meaning in plural and vice versa. “Affiliate” means (i) for User, any other legal entity that directly or indirectly controls, is controlled by Geely Auto Group Co. Ltd. and (ii) for Owner, any other legal entity that, directly or indirectly, is controlled by Polestar Automotive Holding UK PLC, "control" for this purpose meaning ownership or control, directly or indirectly, of (i) at least fifty per cent (50%) of the voting stock, partnership interest or other ownership interest or (ii) the power (a) to appoint or remove a majority of the board of directors or other governing body of an entity, or (b) to cause the direction of the management of an entity. The Parties, however, agree to renegotiate this definition of "Affiliates" in good faith if it in the future does not

Agreement No.: GEE23-023 2(13) reflect the Parties' intention at the time of signing this Agreement due to a restructuring or reorganization in relation to either of the Parties. “Agreement” means this Tooling and Equipment User Right Agreement including the Appendices as amended and agreed from time to time. “Appendix” means all appendices to this Agreement. “Confidential Information” means any and all information regarding the Parties and their respective businesses, whether commercial or technical, in whatever form or media, including but not limited to the existence, content and subject matter of this Agreement information relating to Intellectual Property Rights, concepts, technologies, processes, commercial figures, techniques, strategic plans and budgets, investments, customers and sales, designs, graphics, CAD models, CAE data, statement of works (including engineering statement of works and any such specifications), targets, test plans/reports, technical performance data and engineering sign-off documents and other information of a sensitive nature, that a Party learns from or about the other Party prior to or after the execution of this Agreement. “Disclosing Party” means the Party disclosing Confidential Information to the Receiving Party. “Effective Date” shall have the meaning ascribed to it in Section 10.1. “Fee” shall have the meaning ascribed to it in Section 4.1.1. “Force Majeure Event” shall have the meaning ascribed to it in Section 11.1.1. “Intellectual Property Rights” means any and all intellectual property rights, including but not limited to patents, patent applications, software, designs, utility models, copyrights, database rights, ideas, concepts, techniques, inventions, technologies, tools, processes and methodologies, know-how and trade secrets and any similar rights in any jurisdiction, regardless of whether registered or not, and all rights under licenses or otherwise in relation to any of the foregoing. For the avoidance of doubt, Trademarks are not comprised by this definition. “Owner” shall have the meaning ascribed to it in the beginning of this Agreement. “Receiving Party” means the Party receiving Confidential Information from the Disclosing Party. “Steering Committee” means the first level of governance forum for handling the co- operation between the Parties regarding [***] vehicle in various matters, under this Agreement which regarding cooperation between the Parties is the so called Geely and Polestar [***] Steering Committee. “Strategic Board” means the highest-level governance forum established by the Parties for handling the cooperation between the Parties regarding [***] Vehicle in respect of various matters. “Term” shall have the meaning ascribed to it in Section 10.1. “Third Party” means a party other than any of the Parties to this Agreement.

Agreement No.: GEE23-023 3(13) “Tooling and Equipment” means [***] vehicle related tooling and equipment purchased by Owner under the agreements specified above in section B and C in background and further specified in Appendix A as amended from time to time. Such tooling and equipment is owned by the Owner but used and stored at the User’s or the Vendor’s site and used by the User or Vendor in relation to the production of [***]vehicle and/or components to the [***]vehicle manufactured by the User Group. “Trademarks” means trademarks (including part numbers that are trademarks), service marks, logos, trade names, business names, assumed names, trade dress and get-up, and domain names, in each case whether registered or unregistered, including all applications, registrations, renewals and the like, in each case to the extent they constitute rights that are enforceable against third parties. “User” shall have the meaning ascribed to it in the beginning of this Agreement. “User Group” means User and its Affiliates. “Vendor” means the Third Party supplier keeping certain Tooling and Equipment at its site on behalf of the Owner and for the production of components to the [***] vehicle manufactured by the User Group. 2. AGREEMENT 2.1 Scope 2.1.1 By entering into this Agreement, the Parties initiate a co-operation, where the User will be given a right to use the Tooling and Equipment, subject inter alia to the User compensating Owner for such use, under the terms and conditions of this Agreement. 2.1.2 This Agreement sets out the terms and conditions that shall apply to the User’s use of the Tooling and Equipment, where Owner is the owner of the relevant Tooling and Equipment. 2.2 Legal relationship and right to benefit from this Agreement 2.2.1 The legal relationship under this Agreement and the right to benefit from this Agreement is between the Owner and the User only. 3. RIGHT TO USE TOOLING AND EQUIPMENT 3.1 The Tooling and Equipment shall at all times be owned by Owner. By this Agreement, the Owner grants to User a right to use the Tooling and Equipment during the Term of this Agreement for the sole purpose of [***] vehicle related production. User undertakes not to use the Tooling and Equipment for any other purpose other than as stated herein. 3.2 User has no right to ask the Vendor for any changes to or modifications of the Tooling and Equipment, nor ask the Vendor for any repairs or other work on the Tooling and Equipment, without Owner’s prior written consent. 3.3 The Tooling and Equipment is located at User’s or Vendor’s premises on behalf of the Owner. The Owner has no responsibility for the premises in which the Tooling and Equipment is located, unless specified otherwise in this Agreement. The Tooling and Equipment may not be relocated without the Owner’s prior written consent. Owner shall take all reasonable steps to ensure the Vendor lets the User benefit from its right to use the Tooling and Equipment through the Vendor. If the Owner has taken such reasonable steps,

Agreement No.: GEE23-023 4(13) the Owner shall not be responsible in the event the Vendor does not let the User benefit from its right to make use of the Tooling through the Vendor. 3.4 The Tooling and Equipment shall be maintained in proper working condition by the User or Vendor in accordance with applicable maintenance instructions for said Tooling and Equipment or by using industry practice if there are no specific instructions. 3.5 The right to use the Tooling and Equipment is further subject to the payment obligations set forth in Section 4 below. 4. FEE AND PAYMENT TERMS 4.1 Fee 4.1.1 In consideration of User’s use of the Tooling and Equipment hereunder, the User agrees to pay the Fee to the Owner, (the “Fee”). The Fee shall be [***]. The Fee is calculated based on the [***] 4.1.2 The Fee is a [***]vehicle sold by User to Owner or an Affiliate of Owner. The Fee for 2025 for use of Tooling and Equipment amounts to [***] CNY/vehicle. 4.2 Payment Terms 4.2.1 The Fee shall be paid by the User to the Owner in a timely manner and otherwise in accordance with the payment terms in this section 4.2. The Fee shall be invoiced and paid in CNY. 4.2.2 Any amount invoiced by Owner to User shall be paid within [***]days from date of invoice. 4.2.3 The Fee shall be invoiced monthly at the end of each month based on the delivered volume according to VSA. The invoices shall include a detailed specification on what is charged. 4.2.4 All amounts referred to in this agreement are exclusive of VAT and other taxes. The invoices issued by Owner shall include VAT and relevant surcharges. The User shall bear the VAT and surcharges that are applicable according to local tax regulations. 4.2.5 Payment made later than the due date will automatically be subject to interest for late payments for each day it is not paid and the interest shall be based on [***] 4.2.6 Both parties acknowledge that if PPAB or PACD fails to pay the Vehicle fee to the Supplier in full by the due date according to VSA, [***]

Agreement No.: GEE23-023 5(13) 5. WARRANTIES 5.1 Each Party warrants and represents to the other Party that: (a) it is duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of incorporation or formation, as applicable; (b) it has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (c) the execution, delivery and performance of this Agreement have been duly authorized and approved, with such authorization and approval in full force and effect, and do not and will not (i) violate any laws or regulations applicable to it or (ii) violate its organization documents or any agreement to which it is a party; and (d) this Agreement is a legal and binding obligation of it, enforceable against it in accordance with its terms. 5.2 The Owner undertakes to procure and maintain appropriate and adequate insurance coverage for Inhouse Tooling under this Agreement, including without limitation property all risk insurance. If the Inhouse Tooling is damaged or destroyed, the Owner shall firstly contact its insurance company. For the avoidance of doubt, the Owner cannot receive double recovery from the User. 5.3 The Parties acknowledge that the Tooling and Equipment are provided on an “as is” basis without any warranties or representations of any kind, whether implied or express. Both Parties take no responsibility and expressly disclaims any and all liability and claims of any kind in case of errors or defects in the Tooling and Equipment (if there is any error or defect in the Tooling and Equipment, the Section 5 of Tooling and Equipment Agreement or the Section 4 of the Unique Vendor Tooling Agreement shall apply. Owner takes no responsibility for any damage caused as a result of or in relation to the User’s use/misuse of the Tooling and Equipment (as well as User’s indirect use of the Tooling through e.g. the Vendor’s care). 6. INTELLECTUAL PROPERTY 6.1 Ownership and license grant 6.1.1 Owner grants User a non-exclusive, non-assignable, sub-licensable (however only to User’s Affiliates and Vendors, unless otherwise agreed upon by both parties), limited license to any Intellectual Property Rights of the Tooling and Equipment owned or licensable by the Owner, to the extent necessary for User to utilize the Tooling and Equipment as contemplated herein, for the Term of this Agreement. 6.2 Geely brand name 6.2.1 Correspondingly, it is especially noted that this Agreement does not include any right to use the “Geely” brand name, or Trademarks, or refer to “Geely” in communications or official documents of whatever kind. 6.2.2 This means that this Agreement does not include any rights to directly or indirectly use the “Geely” brand name or “Geely” Trademarks, on or for any products or when marketing, promoting and/or selling such products, or in any other contacts with Third Parties, e.g. in presentations, business cards and correspondence.

Agreement No.: GEE23-023 6(13) 6.3 Polestar brand name 6.3.1 For sake of clarity, it is especially noted that this Agreement does not include any right to use the “Polestar” brand name or Trademarks, or refer to “Polestar” in communications or official documents of whatever kind. 6.3.2 This means that this Agreement does not include any rights to directly or indirectly use the “Polestar” brand name or “Polestar” Trademarks, on or for any products or when marketing, promoting and/or selling such products, or in any other contacts with Third Parties, e.g. in presentations, business cards and correspondence. 7. LIMITATION OF LIABILITY 7.1 Neither Party shall be responsible for any indirect, incidental or consequential damage or any losses of production or profit caused by it under this Agreement. 7.2 Each Party’s aggregate liability for any damage arising out of or in connection with this Agreement shall be limited to [***] 7.3 The limitations of liability set out in this Section 7 shall not apply in respect of; (a) claims related to death or bodily injury; (b) damage caused by wilful misconduct or gross negligence, (c) damage caused by a Party’s breach of the confidentiality undertakings in Section 9 below. 8. GOVERNANCE AND CHANGE MANAGEMENT 8.1 Governance 8.1.1 The Parties shall act in good faith in all matters and shall at all times co-operate in respect of changes to this Manufacturing Agreement as well as issues and/or disputes arising under this Manufacturing Agreement. 8.1.2 The governance and co-operation between the Parties in respect of this Manufacturing Agreement shall primarily be administered on an operational level. In the event the Parties on an operational level cannot agree upon aspects relating to the co-operation between the Parties, each Party shall be entitled to escalate such issue to the Steering Committee. 8.1.3 If the Steering Committee fails to agree upon a solution of the disagreement the relevant issue should be escalated to the Strategic Board for decision. 8.2 Changes 8.2.1 During the term of this Agreement, the User can request changes to the Tooling and Equipment Specification, which shall be handled in accordance with the governance procedure set forth in Section 8.1 above. Both Parties agree to act in good faith to address and respond to any change request within a reasonable period of time. 8.2.2 The Parties acknowledge that the Owner will not make any changes in accordance with such change request until agreed in writing between the Parties. For the avoidance of any doubt,

Agreement No.: GEE23-023 7(13) until there is agreement about the requested change, the existing Tooling and Equipment Specification as described in Appendix A shall be valid. 9. CONFIDENTIALITY 9.1 The Parties shall take any and all necessary measures to comply with the security and confidentiality procedures of the other Party. 9.2 All Confidential Information shall only be used for the purposes set forth in this Agreement. Each Party will keep in confidence any Confidential Information obtained in relation to this Agreement and will not divulge the same to any Third Party, unless the exceptions specifically set forth below in this Section 9.2 below apply, in order to obtain patent protection or when approved by the other Party in writing, and with the exception of their own, or the User Group’s, officers, employees, consultants or sub-contractors with a need to know as to enable such personnel to perform their duties hereunder. This provision will not apply to Confidential Information which the Receiving Party can demonstrate: (a) was in the public domain other than by breach of this undertaking, or by another confidentiality undertaking; (b) was already in the possession of the Receiving Party before its receipt from the Disclosing Party; (c) is obtained from a Third Party who is free to divulge the same; (d) is required to be disclosed by mandatory law, court order, lawful government action or applicable stock exchange regulations (In this case, the Receiving Party shall: (a) inform the other Parties before disclosure; (b) only disclose that Confidential Information reasonably necessary to comply with the same; and (c) use its best efforts to seek and secure confidential treatment of the disclosed Confidential Information to the fullest extent permitted); or (e) is developed or created by one Party independently of the other, without any part thereof having been developed or created with assistance or information received from the other Party. 9.3 The Receiving Party shall protect the disclosed Confidential Information by using the same degree of care, but no less than a reasonable degree of care, to prevent the dissemination to third parties or publication of the Confidential Information, as the Receiving Party uses to protect its own Confidential Information of similar nature. Further, each Party shall ensure that its employees and consultants are bound by a similar duty of confidentiality and that any subcontractors taking part in the fulfilment of that Party’s obligations hereunder, enters into a confidentiality undertaking containing in essence similar provisions as those set forth in this Section 9. 9.4 Any tangible materials that disclose or embody Confidential Information should be marked by the Disclosing Party as “Confidential,” “Proprietary” or the substantial equivalent thereof. Confidential Information that is disclosed orally or visually shall be identified by the Disclosing Party as confidential at the time of disclosure, with subsequent confirmation in writing within thirty (30) days after disclosure. However, the lack of marking or subsequent confirmation that the disclosed information shall be regarded as “Confidential” does not disqualify the disclosed information from being classified as Confidential Information.

Agreement No.: GEE23-023 8(13) 9.5 If any Party violates any of its obligations described in this Section 9, the violating Party shall, upon notification from the other Party, (i) immediately cease to proceed such harmful violation and take all actions needed to rectify said behaviour and (ii) financially compensate for the harm suffered as determined by an arbitral tribunal pursuant to Section 13.3 below. All legal remedies (compensatory but not punitive in nature) according to law shall apply. 9.6 This Section 9 shall survive the expiration or termination of this Agreement without limitation in time. 10. TERM AND TERMINATION 10.1 This Agreement shall become effective when signed by duly authorised signatories of each Party (the “Effective Date”) and shall remain in force until terminated in accordance with what is set out below in this Section 10 (the “Term”). 10.2 The Parties may terminate this Agreement by mutual agreement. 10.3 This Agreement may be terminated, in whole or in part (including for the avoidance of doubt any of its Appendices), with immediate effect: (a) by either Party if the other Party is in material breach of any of its obligations under this Agreement and such breach (if remediable) is not remedied within thirty (30) days of written notice thereof; or (b) by either Party if the other Party should become insolvent or enter into negotiations on composition with its creditors or a petition in bankruptcy should be filed by it or it should make an assignment for the benefit of its creditors. 10.4 In the event the VSA is terminated, this Agreement shall only be terminated after the Owner’s obligation under the Section 28.3.5 of VSA has been fulfilled. 10.5 For the avoidance of doubt, if this Agreement has expired or has been terminated in accordance with this Section 10, then all Appendices to this Agreement shall automatically and immediately terminate. 11. MISCELLANEOUS 11.1 Force majeure 11.1.1 Neither Party shall be liable for any failure or delay in performing its obligations under this Agreement to the extent that such failure or delay is caused by a Force Majeure Event. A “Force Majeure Event” means any event beyond a Party's reasonable control, which by its nature could not have been foreseen, or, if it could have been foreseen, was unavoidable, including strikes, lock-outs or other industrial disputes (whether involving its own workforce or a Third Party's) politically enforced decision regarding pandemic isolation, core raw material shortage, governmental behaviour (e.g restriction on supply of electricity, change of laws, regulations and policies), failure of general energy sources or transport network, restrictions concerning motive force, acts of God, war, terrorism, insurgencies and riots, civil commotion, mobilization or extensive call ups, interference by civil or military authorities, national or international calamity, currency restrictions, requisitions, confiscation, armed conflict, malicious damage, breakdown of plant or machinery, nuclear, chemical or biological contamination, sonic boom, explosions, collapse of building structures, fires, floods, storms, stroke of lightning, earthquakes, loss at sea, epidemics or similar events,

Agreement No.: GEE23-023 9(13) natural disasters or extreme adverse weather conditions or default or delays of suppliers or subcontractors if such default or delay has been caused by one of the foregoing events. 11.1.2 A Party shall not be considered in breach of this Agreement to the extent that such Party’s performance of its obligations under this Agreement is prevented by a Force Majeure Event. 11.1.3 A non-performing Party, which claims there is a Force Majeure Event, and cannot perform its obligations under the Agreement as a consequence thereof, shall promptly inform the other Party in writing and use all commercially reasonable efforts to continue to perform or to mitigate the impact of its non-performance notwithstanding the Force Majeure Event and shall continue the performance of its obligations as soon as the Force Majeure Event ceases to exist. 11.1.4 If the consequences of the Force Majeure Event continue for a period of ninety (90) days without a solution acceptable to both Parties which materially affect or jeopardize the performance and/or fulfilment of any material responsibilities and/or liabilities of one Party according to this Agreement, the other Party shall be entitled to terminate this Agreement without accruing any liability for such termination. 11.2 Notices 11.2.1 All notices, demands, requests and other communications to any Party as set forth in, or in any way relating to the subject matter of, this Agreement must be in legible writing in the English language delivered by personal delivery, facsimile, email transmission or prepaid overnight courier using an internationally recognized courier service and shall be effective upon receipt, which shall be deemed to have occurred: (a) in case of personal delivery, at the time and on the date of personal delivery; (b) if sent by facsimile or email transmission, at the time and on the date indicated on a confirmation of successful transmission page relating to such facsimile transmission or at the time and date indicated on a response confirming such successful email transmission; (c) if delivered by courier, at the time and on the date of delivery as confirmed in the records of such courier service; or (d) at such time and date as delivery by personal delivery or courier is refused by the addressee upon presentation; in each case provided that if such receipt occurred on a non-business day, then notice shall be deemed to have been received on the next following business day; and provided further that where any notice, demand, request or other communication is provided by any party by email, such party shall also provide a copy of such notice, demand, request or other communication by using one of the other methods.

Agreement No.: GEE23-023 10(13) 11.2.2 All such notices, demands, requests and other communications shall be sent to following addresses: To Owner: Polestar Automotive China Distribution Co., Ltd., Attention: [***] Email: [***] With a copy not constituting notice to: POLESTAR PERFORMANCE AB Attention: [***] Email: [***] To User: Ningbo Hangzhou Bay Geely Automotive Parts Company Limited Attention: [***] Email: [***] 11.3 Assignment Neither Party may, wholly or partly, assign, pledge or otherwise dispose of its rights and/or obligations under this Agreement without the other Party’s prior written consent. 11.4 Waiver Neither Party shall be deprived of any right under this Agreement because of its failure to exercise any right under this Agreement or failure to notify the infringing party of a breach in connection with the Agreement. Notwithstanding the foregoing, rules on complaints and limitation periods shall apply. 11.5 Severability In the event that any provision of this Agreement conflicts with applicable law or if any such provision is held invalid by an arbitrator or a competent court, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law. The remainder of the Agreement shall at all times remain in full force and effect. 11.6 Entire Agreement All arrangements, commitments and undertakings in connection with the subject matter of this Agreement (whether written or oral) made before the date of this Agreement are superseded by this Agreement. 11.7 Amendments Any amendment or addition to this Agreement must be made in writing and signed by the Parties to be valid.

Agreement No.: GEE23-023 11(13) 11.8 Survival If this Agreement is terminated or expires pursuant to Section 10 above, Section 9 (Confidentiality), Section 12 (Governing Law), Section 13 (Dispute resolution) as well as this Section 11.8, shall survive any termination or expiration and remain in force as between the Parties after such termination or expiration. 12. GOVERNING LAW 12.1 This Agreement and all non-contractual obligations in connection with this Agreement shall be governed by the substantive laws of People’s Republic of China without giving regard to its conflict of laws principles. 13. DISPUTE RESOLUTION 13.1 Escalation principles 13.1.1 In case the Parties cannot agree on a joint solution for handling disagreements or disputes, a deadlock situation shall be deemed to have occurred and each Party shall notify the other Party hereof by the means of a deadlock notice and simultaneously send a copy of the notice to the Steering Committee. Upon the receipt of such a deadlock notice, the receiving Party shall within ten (10) days of receipt, prepare and circulate to the other Party a statement setting out its position on the matter in dispute and reasons for adopting such position, and simultaneously send a copy of its statement to the Steering Committee. Each such statement shall be considered by the next regular meeting held by the Steering Committee or in a forum meeting specifically called upon by either Party for the settlement of the issue. 13.1.2 The members of the Steering Committee shall use reasonable endeavours to resolve a deadlock situation in good faith. As part thereof, the Steering Committee may request the Parties to in good faith develop and agree on a plan to resolve or address the breach, to be presented for the Steering Committee without undue delay. If the Steering Committee agrees upon a resolution or disposition of the matter, the Parties shall agree in writing on terms of such resolution or disposition and the Parties shall procure that such resolution or disposition is fully and promptly carried into effect. 13.2 If the Steering Committee cannot settle the deadlock within thirty (30) days from the deadlock notice pursuant to Section 13.1.113.1.1 above, such deadlock will be referred to the General Counsels of each Party, which shall use reasonable endeavours to resolve the situation in the same way as indicated above. If no Steering Committee has been established between the Parties, the relevant issue shall be referred to the General Counsels of each Party immediately and Section 13.1.2 above shall not apply. 13.2.1 If the General Counsels of each Party cannot settle the deadlock within 30 days from the deadlock notice pursuant to the section above, despite using reasonable endeavours to do so, such deadlock will be referred to the Strategic Board for decision. Should the matter not have been resolved by the Strategic Board within 30 days counting from when the matter was referred to them, despite using reasonable endeavours to do so, the matter shall be resolved in accordance with Section Error! Reference source not found. below. 13.2.2 All notices and communications exchanged in the course of a deadlock resolution proceeding shall be considered Confidential Information of each Party and be subject to the confidentiality undertaking in Section 9 above.

Agreement No.: GEE23-023 12(13) 13.2.3 Notwithstanding the above, the Parties agree that either Party may disregard the time frames set forth in this Section 13.1 and apply shorter time frames and/or escalate an issue directly to the Strategic Board in the event the escalated issue is of an urgent character and where the applicable time frames set out above are not appropriate. 13.3 Arbitration 13.3.1 Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof shall be finally settled by arbitration submitted to the China International Economic and Trade Arbitration Committee (“CIETAC) for arbitration, which shall be held in Shanghai and conducted in accordance with the CIETAC’s arbitration rules in effect at the time of applying for arbitration, whereas the language to be used in the arbitral proceedings shall be English and Chinese. The arbitral tribunal shall be composed of three arbitrators. 13.3.2 Irrespective of any discussions or disputes between the Parties, each Party shall always continue to fulfil its undertakings under the Agreement unless an arbitral tribunal or court (as the case may be) decides otherwise. 13.3.3 In any arbitration proceeding, any legal proceeding to enforce any arbitration award, or any other legal proceedings between the Parties relating to this Agreement, each Party expressly waives the defence of sovereign immunity and any other defence based on the fact or allegation that it is an agency or instrumentality of a sovereign state. Such waiver includes a waiver of any defence of sovereign immunity in respect of enforcement of arbitral awards and/or sovereign immunity from execution over any of its assets. 13.3.4 All arbitral proceedings as well as any and all information, documentation and materials in any form disclosed in the proceedings shall be strictly confidential. [Signature page follows]

Agreement No.: GEE23-023 13(13) IN WITNESS WHEREOF, this Agreement has been signed in three (3) originals, of which the User receive two (2) and the Owner receives one (1). POLESTAR AUTOMOTIVE NINGBO HANGZHOU BAY GEELY CHINA DISTRIBUTION CO., LTD. AUTOMOTIVE PARTS CO., LTD. By: By: Printed Name: Huijing (Ellie) Wu Printed Name: Zhao Chunlin Title: General Manager Title: Date: March 13, 2025 Date: March 23 2025 By: By: Printed Name: Printed Name: Title: Title: Date: Date:

Appendix A Tooling and Equipment Specification Agreement No.: GEE23-023 Internal Information - Polestar 1. Unique Vendor Tooling purchased by Owner under Agreement signed on December 23, 2021 (GEE21-016) [***] 一级分类 二级分类 三级分类 工作描述 1.

Agreement No.: GEE23-023 Internal Information - Polestar I II III description 1.

Agreement No.: GEE23-023 Internal Information - Polestar 2. Tooling and Equipment purchased by Owner under Agreement signed on January 27, 2022 (agreement no.: GEE21-013) [***]